Exhibit 99.1

InfuSystem Holdings, Inc.
31700 Research Park Drive
Madison Heights, MI 48071
248-291-1210

CONTACT:	Joe Dorame, Joe Diaz & Robert Blum
Lytham Partners, LLC
602-889-9700

InfuSystem Holdings, Inc. Reports SECOND QUARTER 2019 Financial REsults

“Increase of 20.2% in Revenue vs. Same Prior Year Period as First Phase of Market Share Gains Significantly Impact Net Revenues.”

MADISON HEIGHTS, MICHIGAN, August 14, 2019—InfuSystem Holdings, Inc. (NYSE American LLC: INFU) (“InfuSystem” or the “Company”), a leading national provider of infusion pumps and related services for the healthcare industry in the United States and Canada, today reported financial results for the second quarter ended June 30, 2019.

Second Quarter Highlights:

●

Net revenues for the three and six months ended June 30, 2019 were $19.7 million and $37.9 million, respectively, a $3.3 million, or 20.2%, increase and $5.0 million, or 15.3%, increase, respectively, from the same prior year periods.

●

Net income for the quarter ended June 30, 2019 was $0.4 million compared to a net loss of $0.5 million for the same prior year period. Net loss year-to-date June 30, 2019 was $0.6 million compared to a net loss of $0.3 million year-to-date June 30, 2018.

●

Adjusted earnings before income taxes, depreciation, and amortization (“Adjusted EBITDA”) for the three and six months ended June 30, 2019 was $4.5 million and $7.6 million, respectively, a $1.4 million, or 42.6%, increase and $0.9 million, or 13.4%, increase, respectively, from the same prior year periods.

●

Cash flows provided by operating activities were $4.3 million year-to-date, a decrease of $0.5 million, or 10.9%, from the same prior year period, primarily due to a net increase in the change in accounts receivable of $2.9 million related to our growth.

Commenting on the second quarter, Richard DiIorio, chief executive officer of InfuSystem, said, “We are operating according to plan, and as discussed in prior periods, we are starting to see the impact of the market share gains in our oncology business that began last year with elastomerics and is continuing this year with electronic pumps. We are also benefiting from growth in our pain management and infusion products markets. In addition to the market share gains, we are continuing to execute on a multiyear upgrade in revenue cycle management practices. Every additional dollar collected for services that have already been delivered is additive to revenue, earnings, EBITDA and cash flow.”

Mr. DiIorio continued, “I am, of course, pleased with our results in the first half of the year. The first phase involves primarily the market share gains made last year from elastomerics. In the second phase, we are completing the larger market share gains in electronic pumps resulting from our largest direct competitor changing its business model. The financial impact from the second phase market share gains will be seen in our financial results for the second half of 2019 and the first half of 2020.”

Mr. DiIorio concluded, “We continue to build the infrastructure to absorb this growth by adding strong talent to our already outstanding team, investing in our physical facilities and adding to and replenishing our already best-in-class fleet of electronic pumps. The benefits of these investments will not only enable our current growth, but we expect to contribute to long-term profitability and ongoing value creation for our shareholders.”

Conference Call

The Company will conduct a conference call for investors on Wednesday, August 14, 2019 at 9:00 a.m. Eastern Time to discuss second quarter 2019 results. The conference call may also include a discussion of Company developments, forward-looking statements and other material information about business and financial matters. To participate in this call, please dial (833) 366-1127 or (412) 902-6773, or listen via a live webcast, which is available in the investors section of the Company’s website at https://ir.infusystem.com/. A replay of the call will be available by visiting https://ir.infusystem.com/ for the next 90 days or by calling (877) 344-7529 or (412) 317-0088, confirmation code 10134095, through August 21, 2019.

Condensed Consolidated Financial Statements

Certain balances in the condensed consolidated financial statements for the quarter and year-to-date ended June 30, 2018 have been reclassified to be consistent with the quarter and year-to-date ended June 30, 2019 presentation in accordance with GAAP.

Non-GAAP Measures

This press release contains information prepared in conformity with GAAP as well as non-GAAP financial information. The Company believes that the non-GAAP financial measures presented in this press release provide useful information to the Company's management, investors, and other interested parties about the Company's operating performance because they allow them to understand and compare the Company's operating results during the current periods to the prior year periods in a more consistent manner. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP, and similarly titled non-GAAP measures may be calculated differently by other companies. The Company calculates those non-GAAP measures by adjusting for non-recurring items that are not part of the normal course of business and that the Company’s management does not believe will have similar comparable year-over-year items or for non-operating items. A reconciliation of those measures to the most directly comparable GAAP measures is provided below.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is a leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers. Headquartered in Madison Heights, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Massachusetts and Ontario, Canada. The Company’s stock is traded on the NYSE American LLC under the symbol INFU.

Forward-Looking Statements

The financial results in this press release reflect preliminary results, which are not final until the Company's Form 10-Q for the quarter ended June 30, 2019 is filed. In addition, certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements relating to future actions, business plans, objectives and prospects, future operating or financial performance. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “strategy,” “future,” “likely,” variations of such words, and other similar expressions, as they relate to the Company, are intended to identify forward-looking statements. Forward-looking statements are subject to factors, risks and uncertainties that could cause actual results to differ materially, including, but not limited to, our dependence on estimates of collectible revenue, potential litigation, changes in third-party reimbursement processes, changes in law and other risk factors disclosed in the Company’s most recent annual report on Form 10-K and, to the extent applicable, quarterly reports on Form 10-Q. All forward-looking statements made in this press release speak only as of the date hereof. We do not undertake any obligation to update any forward-looking statements to reflect future events or circumstances, except as required by law.

Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com.

FINANCIAL TABLES FOLLOW

INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	As of
	June 30,	December 31,
(in thousands, except share data)	2019	2018

ASSETS
Current assets:
Cash and cash equivalents	$1,702	$4,318
Accounts receivable, net	11,218	9,593
Inventories	2,742	2,254
Other current assets	1,368	1,372
Total current assets	17,030	17,537
Medical equipment for sale or rental	1,927	1,601
Medical equipment in rental service, net of accumulated depreciation	28,873	23,488
Property & equipment, net of accumulated depreciation	1,539	1,445
Intangible assets, net	17,616	19,865
Operating lease right of use assets	5,182	-
Other assets	194	137
Total assets	$72,361	$64,073

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,206	$7,091
Current portion of long-term debt	6,084	4,903
Other current liabilities	4,244	2,796
Total current liabilities	20,534	14,790
Long-term debt, net of current portion	27,478	28,842
Deferred income taxes	76	-
Operating lease liabilities, net of current portion	4,021	-
Total liabilities	52,109	43,632

Stockholders’ equity:
Preferred stock, $.0001 par value: authorized 1,000,000 shares; none issued	-	-
Common stock, $.0001 par value: authorized 200,000,000 shares; issued and outstanding 23,237,703 and 19,719,214, respectively, as of June 30, 2019 and 23,095,513 and 19,577,024, respectively, as of December 31, 2018	2	2
Additional paid-in capital	83,557	83,167
Retained deficit	(63,307)	(62,728)
Total stockholders’ equity	20,252	20,441
Total liabilities and stockholders’ equity	$72,361	$64,073

See accompanying notes to unaudited condensed consolidated financial statements.

INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Six Months Ended
(in thousands, except share and per share data)	June 30		June 30
	2019	2018	2019	2018

Net revenues	$19,723	$16,415	$37,916	$32,898
Cost of revenues	8,367	6,729	16,219	12,975
Gross profit	11,356	9,686	21,697	19,923

Selling, general and administrative expenses:
Amortization of intangibles	1,124	1,165	2,249	2,352
Selling and marketing	2,476	2,326	5,078	4,627
General and administrative	6,785	6,399	13,819	12,560
Total selling, general and administrative	10,385	9,890	21,146	19,539

Operating income (loss)	971	(204)	551	384
Other expense:
Interest expense	(488)	(296)	(948)	(611)
Other (expense) income	(39)	1	(60)	(10)
Income (loss) before income taxes	444	(499)	(457)	(237)
Provision for income taxes	(63)	(6)	(122)	(64)
Net income (loss)	$381	$(505)	$(579)	$(301)

Net income (loss) per share:
Basic	$0.02	$(0.02)	$(0.03)	$(0.02)
Diluted	0.02	(0.02)	(0.03)	(0.02)
Weighted average shares outstanding:
Basic	19,708,422	22,703,415	19,644,590	22,751,318
Diluted	20,583,434	22,703,415	19,644,590	22,751,318

See accompanying notes to unaudited condensed consolidated financial statements.

INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended
	June 30
(in thousands)	2019	2018

NET CASH PROVIDED BY OPERATING ACTIVITIES	$4,319	$4,846

INVESTING ACTIVITIES
Purchase of medical equipment, property and equipment	(7,893)	(2,743)
Proceeds from sale of medical equipment, property and equipment	1,333	1,720
NET CASH USED IN INVESTING ACTIVITIES	(6,560)	(1,023)

FINANCING ACTIVITIES
Principal payments on term loans, capital lease obligations and other financing	(2,256)	(3,708)
Cash proceeds from other financing	2,024	-
Debt issuance costs	(3)	-
Common stock repurchased to satisfy statutory withholding on employee stock based compensation plans	(208)	(5)
Common stock repurchased as part of Repurchase Program	-	(1,264)
Cash proceeds from stock plans	68	46
NET CASH USED IN FINANCING ACTIVITIES	(375)	(4,931)

Net change in cash and cash equivalents	(2,616)	(1,108)
Cash and cash equivalents, beginning of period	4,318	3,469
Cash and cash equivalents, end of period	$1,702	$2,361

See accompanying notes to unaudited condensed consolidated financial statements.

INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION

(UNAUDITED)

NET INCOME (LOSS) TO ADJUSTED EBITDA:
	Three Months Ended		Six Months Ended
	June 30		June 30
(in thousands)	2019	2018	2019	2018

GAAP net income (loss)	$381	$(505)	$(579)	$(301)
Adjustments:
Interest expense	488	296	948	611
Income tax provision	63	6	122	64
Depreciation	1,896	1,625	3,676	3,253
Amortization	1,124	1,165	2,249	2,352

Non-GAAP EBITDA	$3,952	$2,587	$6,416	$5,979

Stock compensation costs	284	265	530	391
Early termination fees for capital leases	-	-	190	-
Shareholder costs	-	147	-	147
Exited facility costs	-	44	6	44
Management reorganization/transition costs	-	90	45	137
ASC 842 accounting principle change	108	-	108	-
Certain other non-recurring costs	179	40	347	40
Non-GAAP Adjusted EBITDA	$4,523	$3,173	$7,642	$6,738

GAAP Net Revenues	$19,723	$16,415	$37,916	$32,898
Non-GAAP Adjusted EBITDA Margin	22.9%	19.3%	20.2%	20.5%

Non-GAAP Adjusted EBITDA Margin is defined as Non-GAAP Adjusted EBITDA as a percentage of GAAP Net Revenues.